UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PAE Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Employee FAQs: PAE’s Agreement with Amentum

PAE’s announcement that its parent company (PAE Incorporated) has entered into an agreement to be acquired by Amentum Government Services Holdings LLC is important news and we understand you may have questions. Below you’ll find answers to frequently asked questions, as well as links to resources to keep you informed about this development. This page will be updated as new information becomes available.

Q: What are we announcing today?

A: PAE Incorporated (NASDAQ: PAE, PAEWW) has entered into a definitive agreement to be acquired by affiliates of Amentum in an all-cash transaction valued at approximately $1.9 billion, including the assumption of debt.

Q. Who is Amentum?

A. Amentum is a leading contractor to the U.S. federal government and its allies, generating more than $6 billion in annual revenue supporting programs of critical national importance across defense, security and intelligence, and energy and environmental cleanup.

Q: What are the strategic merits of the transaction?

A: PAE and its shareholders could benefit financially. PAE is built on strong performance and innovative solutions and by joining with Amentum, the combined company could have significant upside potential.

Q: What is the “Go-shop” program?

A: “Go-shop” refers to a provision in the merger agreement that permits a target company’s board of directors to actively solicit competing bids for a specified period of time following the execution of the agreement.

Q: How will this transaction benefit PAE stakeholders?

A: The capabilities and resources of PAE and Amentum would benefit the customers and employees of both companies. This transaction creates new opportunities for the technology innovation our customers need to drive their critical missions.

•

Aided by an attractive demand environment and PAE’s diversification across its customer base, contract portfolio and geographic reach, combining with Amentum should provide our customers a wide array of capabilities and services via a broad range of contracting vehicles.

•	This transaction should provide strong growth opportunities in terms of career development for our employees.

•

Having a similar mission-oriented culture while maximizing shareholder value and creating new opportunities for our employees were of significant importance in the selection criteria for partnership in PAE’s next chapter.

•	Joining with Amentum should enable PAE’s talented workforce to deliver even more innovative solutions to our customers.

Q: What do next steps look like in the process?

A: Subject to the go-shop, a special meeting of PAE’s stockholders will be held as soon as practicable following the filing of the definitive proxy statement with the U.S. Securities and Exchange Commission and subsequent mailing to stockholders

Q: When will the transaction close?

A: The transaction is expected to close in the first quarter of 2022.

Q: Why choose to sell PAE now?

A: This transaction provides a significant premium over PAE’s recent share price and also provides certainty to PAE stockholders in terms of the amount of consideration they will receive for their shares.

Q: What type of regulatory approvals are required for the transaction to be completed? What risk do you see that these approvals may not be obtained? Are there any other major closing conditions to be aware of?

A: The consummation of the Merger is subject to, among other things, (1) the adoption of the Merger Agreement by the holders representing at least a majority of the outstanding Company Common Shares entitled to vote in accordance with the Delaware General Corporation Law, (2) expiration or termination of any waiting periods, or the receipt of consents, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, certain other specified antitrust laws and under any applicable National Security Law (as defined in the Merger Agreement), (3) absence of any law or order prohibiting, making illegal or enjoining the consummation of the Merger, (4) accuracy of representations and warranties, subject to specified materiality thresholds, (5) compliance with covenants and agreements in the Merger Agreement in all material aspects and (6) the absence of a material adverse effect on the Company.

Q: How will this impact guidance for the 2021 year?

A: Given that the transaction is not expected to close until the first quarter of 2022, we do not expect this transaction to impact 2021 guidance.

For more information about PAE’s acquisition by Amentum, read Interim President and CEO Charlie Peiffer’s message to the workforce on One PAE and PAE’s press release at PAE.com.

If you need further guidance about your specific situation, contact your supervisor or HR representative. If you’d like your question answered here for the benefit of the PAE workforce, submit it to PAE Communications and we’ll post it if the information is available.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts could be forward-looking statements. The words “anticipates,” “believes,” “could,” “designed,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “projects,” “pursuing,” “will,” “would” and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements largely on our current assumptions, expectations, projections, intentions, objectives and/or beliefs about future events or occurrences and these forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following: (i) PAE may be unable to obtain stockholder approval as required for the proposed Transactions; (ii) other conditions to the closing of the proposed Transactions may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed Transactions may involve unexpected costs, liabilities or delays; (iv) the business of PAE may suffer as a result of uncertainty surrounding the proposed Transactions; (v) shareholder litigation in connection with the proposed Transactions may affect the timing or occurrence of the proposed Transactions or result in significant costs of defense, indemnification and liability; (vi) PAE may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the Merger Agreement; (viii) the risk that the proposed Transactions disrupts PAE’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (ix) the risk of potential difficulties with PAE’s ability to retain and hire key personnel and maintain relationships with third parties as a result of the proposed Transactions; and (x) other risks to consummation of the proposed Transactions, including the risk that the proposed Transactions will not be consummated within the expected time period or at all. Additional factors that may affect the future results of PAE and the proposed Transactions are set forth in filings that PAE makes with the SEC from time to time, including those listed under “Risk Factors” in PAE’s latest Quarterly Report on Form 10-Q, as updated or supplemented by subsequent reports that PAE has filed or files with the SEC. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The timing of certain events and circumstances and known and unknown risks and uncertainties could cause actual results to differ materially from those anticipated or implied in the forward-looking statements that we make. Therefore, you should not place undue reliance on our forward-looking statements. Our forward-looking statements are based on current information and we do not assume any obligation to update any forward-looking statements expect as required by the federal securities laws.

Important Information for Investors and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PAE by Amentum Government Services Holdings LLC. In connection with the proposed transaction, PAE intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from PAE’s stockholders for the proposed Transactions. The proxy statement will contain important information about the proposed Transactions and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF PAE ARE URGED TO READ THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PAE, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders may obtain free copies of the proxy statement and other documents (when available) that PAE files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by PAE will also be available free of charge on PAE’s investor relations website at https://investors.pae.com/ or by contacting Mark Zindler, PAE’s Vice President of Investor Relations at mark.zindler@pae.com.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed Transactions. Information regarding the ownership of PAE securities by PAE’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about PAE’s directors and executive officers is also available in PAE’s proxy statement for its 2021 annual meeting of stockholders filed with the SEC on April 30, 2021, and is supplemented by other filings made, and to be made, with the SEC by PAE. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the materials filed by the Company with the SEC and will be set forth in the proxy statement relating to the proposed transaction when it becomes available. Investors should read such materials carefully before making any voting or investment decision.